Exhibit 10.48
                                 -------------

                             VENTURE FUND AGREEMENT
                             ----------------------

     This Venture Fund Agreement ("Agreement") is made effective the 3rd day of July, 2000, and entered into at San Diego, California, by and between ZiaSun Technologies, Inc., ("ZiaSun") a Nevada corporation, located at 462 Stevens Avenue, Suite 106, Solana Beach, California 92075, and the appropriate McKenna Group entity (Yet to be named, but hereinafter referred to as "TAMEG"). The Mckenna Group, ("TMG") is a general fund membership, located at 1755 Embarcadero Road, Palo Alto, California 94303

     WHEREAS, ZiaSun is a holding company for worldwide acquisitions, mergers and/or consolidations, which are compatible with its long-term strategic plans; and,

     WHEREAS, TAMEG is an Internet consulting firm, which provides consulting services to leading and emerging technology companies worldwide; and,

     WHEREAS, ZiaSun and TAMEG are desirous of pooling their resources, expertise and capital to create a venture fund to perform and support incubation activities for emerging technology companies;

                            Formation of Venture Fund
                            -------------------------

     NOW, THEREFORE, the parties to this Agreement do hereby voluntarily associate themselves together as venture fund members subject to the following terms and conditions:

                              Name of Venture Fund
                              --------------------

     1.   The name of this venture fund shall be "McKenna-ZiaSun" ("MKZ").

                            Purposes of Venture Fund
                            ------------------------

     2.   The purposes of this venture fund shall be:

          2.1 To enter into a relationship under which ZiaSun and TAMEG will make direct investments in emerging-technology companies.

          2.2 To invest in emerging, early-stage technology companies, either through the McKenna Venture Accelerator ("MVA"), a new Limited Liability Company to be organized under the laws of the State of Delaware, U.S.A., or through any other organization or means authorized by either the MKZ Investment Board or the MVA Investment Board.

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                          Ownership and Profit Interest
                          -----------------------------

     3. The membership and "profits" interest of MKZ shall be divided as follows:

          3.1 ZiaSun will contribute 100% of the funding to the venture fund.

          3.2 ZiaSun shall receive sixty percent (60%) of the first twenty million and no/100 dollars ($20,000,000.00) of MKZ distributions and TAMEG shall receive a carried interest of forty percent (40%) of such distributions. 3.3 ZiaSun shall receive 51% of distributions above twenty million and no/100 dollars ($20,000,000.00) and TAMEG shall receive a carried interest of forty-nine percent (49%) of such distributions. Exclusive Relationship

     4. This relationship shall be deemed exclusive in the following restricted sense: no other parties shall be principals of MKZ other than ZiaSun and TAMEG principals, unless both parties agree in writing. Exclusivity will not extend beyond profit interest in MKZ and will specifically not cover other vehicles that ZiaSun or TAMEG principals may already be involved in or may become involved in during the term of this agreement.

                             Extent of Relationship
                             ----------------------

     5. It is expressly acknowledged and agreed by ZiaSun and TAMEG that all investments identified and/or reviewed by either MKZ or MVA shall be subject to this Agreement. As such, notwithstanding the nature of the investment, or the entity and/or individuals who actually make the investment, in all approved MVA investments, MKZ shall be entitled to an equity participation of the target entity's outstanding stock, including all classes and series thereof, as measured on the day of the closing of the investment, in a percentage mutually agreed upon by ZiaSun and the MVA Investment Board for each and every deal undertaken. Said stock shall be issued and held in the name of MKZ, with distributions and/or gains to be distributed to ZiaSun and TAMEG as determined by the MKZ Investment Board.

                 Funding, Identification and Staffing of Venture
                 -----------------------------------------------

     6.   MKZ shall be funded and staffed, as follows:

          6.1 Initial Payment to MKG: Cash in the amount of five-hundred thousand and no/100 dollars ($500,000.00) already transferred to The McKenna Group as a good faith deposit on April 25, 2000 to cover start-up costs, consulting services and initial equity stubs acquired between April 25 and the date of the final agreement. Every reasonable effort shall be made on the part of the McKenna Group to absolutely minimize the administrative and overhead costs incurred by MKZ and/or MVA

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
          6.2 Initial Capital: ZiaSun shall contribute a total of fourteen million, five hundred thousand and no/100 dollars ($14,500,000.00), which shall consist of the following:

               6.2.1 Cash in the amount of three million and no/100 dollars ($3,000,000.00) to be transferred to the MKZ account on the date of execution of this agreement.

               6.2.2 Cash in the amount of two million and no/100 dollars ($2,000,000.00) to be transferred to the MKZ account on or about *September 1, 2000.

               6.2.3 **Cash in the amount of two million, five-hundred thousand and no/100 dollars ($2,500,000.00) to be transferred to the MKZ account on or about *November 1, 2000.

               6.2.4 **Cash in the amount of three million, five-hundred thousand and no/100 dollars ($3,500,000.00) to be transferred to the MKZ account on or about *January 1, 2001.

               6.2.5 **Cash in the amount of three million, five-hundred thousand and no/100 dollars ($3,500,000.00) to be transferred to the MKZ account on or about *April 1, 2001.

               NOTES: (*)The actual dates of cash transfer may vary slightly as required to best meet the needs of MKZ, and/or depending on the immediate availability of cash for transfer. (**)ZiaSun reserves the right to infuse its stock in equivalent amounts in lieu of cash for these payments.

               6.2.6 Upon execution of this Agreement, two million and no/100 dollars ($2,000,000.00) in cash shall be available for the following purposes: (a) to TAMEG to help it meet the business consulting needs of MKZ; (b) for acquisition of present or committed warrant rights from TAMEG clients and/or warrants and options in companies to be incubated by MVA, as directed and authorized by the MKZ Investment Board.

          6.3 Identification and Staffing: TAMEG authorizes the use of its name and shall contribute consulting services to MKZ, as follows:

               6.3.1 TAMEG authorizes MKZ to use the name, "McKenna," in all advertising and promotion of MKZ, subject to TAMEG's prior review and approval in writing of all proposed materials and/or promotions.

               6.3.2 TAMEG shall provide ZiaSun worldwide consulting services, at a discount of at least fifteen percent (15%) from its standard published hourly rates, to assist MKZ in identifying and attracting third-party investors; and identifying, qualifying, evaluating and negotiating acquisitions, mergers and consolidations of emerging, early-stage technology companies to be considered for investment by MKZ, as well as any other matter requested by ZiaSun.

               6.3.3 The five hundred thousand and no/100 dollars ($500,000.00) dollars already transferred to the McKenna account shall be available to build the operations of MKZ to a sufficient level to accommodate the needs of this venture. Any and all disbursements will be made at a time and in a manner that is appropriate for the business requirements of MKZ.

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                           Organization and Governance
                           ---------------------------

     7.   The MKZ Investment Board shall be formed, as follows:

          7.1 Authority

               7.1.1 *To oversee the disbursement of all funds of MKZ.

               7.1.2 *To determine the level of investment in MVA.

               7.1.3 *To evaluate and select all investments to be made by MKZ.

               7.1.4 *To oversee the disbursement of portfolio company stock to the MKZ fund participants.

               *NOTE: Whenever possible, the goal of the MKZ Investment Board and the MVA Investment Board shall be to manage all investments in such a manner that they are eligible to receive the benefits of Section 1045 of the Internal Revenue Code of 1986, as amended.

               7.1.5 At its discretion, the MKZ Investment Board shall have contemplated transactions and/or disbursements reviewed by appropriate professionals, including without limitation, a certified public accountant, prior to execution.

          7.2 Composition:

               7.2.1 ZiaSun shall appoint two (2) members.

               7.2.2 TAMEG shall appoint two (2) members.

               7.2.3 ZiaSun and TAMEG shall jointly approve the appointment of two non-executive directors.

          7.3 Voting: Each member of the MKZ Investment Board shall have one (1) vote. All decisions shall be approved by a two-thirds (2/3) vote.

          7.4 Investment Portfolio: MKZs investment portfolio will be held and maintained in MKZ.

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                                 Management Team
                                 ---------------

     8. A management team consisting of no more than five (5) senior executives, reporting to the MKZ Investment Board, shall be employed to oversee operations of MKZ. The MKZ Board shall unanimously approve all senior executive hires therefor; such as, positions equivalent to the Chief Executive Officer and Chief Financial Officer. Up to five percent (5%) of capital may be expended annually to cover operating costs.

                                Formation of MVA
                                ----------------

     9. Promptly following execution of this Agreement, a new business entity shall be formed, which shall perform the initial screening for all potential investments and provide a vehicle from which target companies for investments may be assimilated and incubated.

          9.1 Form: The new business entity shall be initially organized as a Limited Liability Company under the laws of the State of Delaware, U.S.A. ("LLC"). The Operating Agreement shall authorize the members by a two-thirds (2/3) vote to elect to convert to a -C"(Y)corporation at a future date, if appropriate to accommodate the long-term strategic goals of the LLC, e.g., in anticipation of an initial public offering.

          9.2 Name: The name shall be: "McKenna Venture Accelerator, L.L.C." ("MVA").

          9.3 Governance:

               9.3.1 MVA Investment Board:

                    9.3.1.1 Duties: The MVA Investment Board shall be responsible for reviewing and evaluating all potential investments of MVA. In this role, the MVA Investment Board shall screen the potential investments and select only those, which appear viable, and shall determine whether the investment should be retained by MVA, or directed to MKZ for evaluation as a suitable investment for MKZ or other appropriate entities.

                    9.3.1.2   Approval:   All   investments   to  seed  emerging
               technology companies shall be approved by a two-thirds (2/3) majority vote.

                    9.3.1.3 Composition: The MVA Investment Board shall be comprised of the following:

                    A.   Investors: One (1) seat per investing entity.

                    B.   TAMEG:    Two  (2) seats.

                    C.   MVA Management Team: One (1) seat.


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               9.3.2 MVA Management  Team: A management  team,  consisting of no more than seven (7) senior executives, which reports to the MVA Investment Board, shall be employed to oversee operations of MVA. TAMEG and the investors in MVA shall mutually approve all senior executive hires therefor; such as, positions equivalent to the Chief Executive Officer and Chief Financial Officer.

          9.4 Funding and Ownership:

               9.4.1 Funding: MVA shall have a total initial funding of at least twenty million and no/100 dollars ($20,000,000.00), which shall be contributed by ZiaSun through MKZ and by other third-party investors. MKZ shall have the option of contributing a minimum of five million and no/100 dollars ($5,000,000.00) and up to ten million and no/100 dollars ($10,000,000.00) to MVA.

               9.4.2 Ownership of MVA:

                    9.4.2.1 TAMEG shall have a membership and profit interest of up to up to twenty-five percent (25%) of MVA.

                    9.4.2.2 MVA  Management  shall have a membership  and profit interest of up to fifteen percent (15%) of MVA.

                    9.4.2.3 All Investors, including MKZ, will collectively have a sixty percent (60%) membership interest of MVA.

                    9.4.2.4 MKZ shall own a percentage of MVA equal to sixty percent (60%) times the ratio of its dollar investment in MVA to the total dollar investment in MVA.

               9.4.3 Deal Flow Among Parties

                    9.4.3.1 ZiaSun shall not be obligated to present its flow of pre-IPO investment opportunities to either MKZ or MVA.

                    9.4.3.2 MVA will give right of first refusal on deals that it chooses not to fund to MKZ, subject to the consent of the relevant majority of the shareholders in the investee company.

                    9.4.3.3 MKZ shall offer the deals that it chooses not to fund to ZiaSun, subject to the consent of the relevant majority of the shareholders in the investee company.

          9.5 Identification and Staffing: TAMEG shall authorize the use of its name and contribute services to MVA, as follows:

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
                    9.5.1 TAMEG authorizes MVA to use the name,  McKenna, in all advertising and promotion of MVA, subject to TAMEGs prior review and approval of all proposed materials and/or promotions, which approval shall not be unreasonably withheld.

                    9.5.2 TAMEG shall provide MVA worldwide consulting services, at a discount of at least fifteen percent (15%) from its standard published hourly rates, to assist MVA in incubating, assimilating and launching the early stage technology companies approved for investment by MVA.

          9.6 Use of Investment Funds:

                    9.6.1 Disbursement Rules: MVA will disburse ninety percent (90%) to ninety-five percent (95%) of its funds derived from investments directly to the targeted investment companies, or in the payment of services, which directly benefit said companies. The balance of its funds derived from investments shall be spent on critical infrastructure items for MVA; such as leased office premises, and the costs of the dedicated management team of MVA.

                    9.6.2 Budget: The Management Team of MVA shall develop,  and submit to the MVA Investment Board for approval, an annual budget and statement of use of funds by targeted investment companies.

                    9.6.3 Modification:  All material departures or changes from the aforementioned disbursement rules and/or approved budget will require the prior written approval of the MVA Investment Board.

          9.7 Investment Portfolio: MVA's investment portfolio will be held and maintained in MVA.

          9.8 Tax-Free Liquidation of Stock: Whenever possible, the goal of the MVA Investment Board shall be to manage all investments in such a manner that they are eligible to receive the benefits of Section 1045 of the Internal Revenue Code of 1986, as amended.

          9.9 Equity Participation: For each company reviewed by MKZ and/or MVA which culminates in an investment by any entity or individual, MKZ shall be entitled to an equity participation of the target entitys outstanding stock, including all classes and series thereof, as measured on the day of the closing of the investment, in a percentage mutually agreed upon by ZiaSun and the MVA Investment Board for each and every deal undertaken, which stock shall be issued to MKZ in the same manner as stock will be issued to other investors.

          9.10 Expert Advice: At its discretion, the MVA Investment Board shall have all contemplated transactions and/or disbursements reviewed by appropriate professionals, including without limitation, a certified public accountant, prior to execution.

                                       7
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                                   Accounting
                                   ----------

     10. The management team of MKZ shall be responsible for the management and financial affairs of MKZ, in accordance with the following:

               10.1 No non-budgeted expenditures or liabilities shall be made in the name or on the credit of the organization exceeding fifty thousand and no/100 dollars ($50,000.00) per transaction, or one hundred thousand and no/100 dollars ($100,000.00) per month, without the express written consent of both ZiaSun and TAMEG.

               10.2 Bank accounts in the names of MKZ shall be maintained. All expenditures made by or on behalf of the entity shall be made by check drawn on its account and all non-budgeted monies received on behalf of the entity shall be deposited into this account. All checks in excess of fifty thousand and no/100 dollars ($50,000.00) on said accounts must be signed by an authorized representative of both ZiaSun and TAMEG.

               10.3 At all times during the continuance of MKZ, accurate books of account shall be maintained in accordance with generally accepted accounting procedures in which all matters relating to this venture shall be entered. The books of account shall be open to examination by either party or its agent upon reasonable written notice.

               10.4 A complete accounting of the operation of MKZ shall be rendered as of the close of business each calendar month to each party hereto within ten (10) days after the close of each month.

               10.5 Funds shall only be disbursed to cover actual expenses as they are incurred; or for investments authorized by the MKZ Investment Advisory Board. Any excess funds shall be distributed pro rata upon termination of the venture fund to the venture fund members after all debts, liabilities and obligations of the venture fund have been fully satisfied.

               10.6 MVA shall be required to implement the same accounting principles and practices as set forth in Items 10.1 through 10.5, plus any other accounting principles and practices, which may be unique in nature, and specific to the laws of an investor's country of domicile.


                             Prohibited Transactions
                             -----------------------

     11. The parties to this Agreement are prohibited from engaging in the following transactions:

               11.1 Name: During the term of this Agreement, no party shall use the name of the venture fund except as specifically authorized in this Agreement.

               11.2 Venture Fund Members Confidential Information: The venture fund members possess certain confidential information regarding their respective business affairs, plans or activities ("Information"). Said Information includes, but is not limited to, trade secrets, proprietary information, business strategies, shareholder names, customer names, marketing plans, supplier names, costs, applications, specifications, software, formulas, plans, designs, and manufacturing procedures. During the term of this Agreement, each party agrees to disclose this Information to the other party, as the party deems necessary in its sole discretion for the sole purpose of performance under this Agreement. The parties agree to utilize such Information only for the purposes described herein, and to otherwise hold such Information confidential pursuant to the terms of this Agreement and subject to the following conditions:

                    11.2.1 To hold all  Information  in trust and confidence and agree it shall be used only for the contemplated purpose and shall not be used for any other purpose or disclosed to any other third party.

                    11.2.2 The obligations of  non-disclosure  and non-use shall be for five (5) years from the date of disclosure of the Information.

                    11.2.3 It is understood, the foregoing obligations of confidentiality and non-use shall not apply to any Information known by the parties prior to disclosure under this Agreement, generally known to the public, or disclosed to the parties by a third party having a legal right to make such disclosure.

          11.3  Conduct:  During  the term of this  Agreement,  no party  shall:


                    11.3.1 Do any other act or deed with the intention of harming the business operations of the other party.

                    11.3.2 Do any act  contrary to this  Agreement,  except with the prior express written approval of the other party.

                    11.3.3 Do any act that would make it  impossible to carry on the intended purpose of this Agreement.


                             Right of First Refusal
                             ----------------------

     12. Any transfer or sale of the ownership interest in MKZ by the venture fund members to a third party shall be regulated as follows:

               12.1 The parties to this Agreement agree that any binding instrument with a third party for the sale or transfer of all or part of a venture fund members interest in MKZ shall be subject to a Right of First Refusal of the other venture fund member. Such Right of First Refusal shall entitle the other venture fund member to acquire the offered shares at the price and on the terms and conditions no less favorable than those contained in such instrument by serving written notice to the selling party within ten (10) days after receipt of the copy of such instrument, which may be sent by facsimile.

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

               12.2 Absent exercise of such Right of First Refusal by the other party to this Agreement, the third-party transaction may proceed to closing without amendment of any price or other material term immediately following expiration of the ten-day notice period.

                           Termination of Venture Fund
                           ---------------------------

     13. This venture fund shall commence on execution of this Agreement and shall continue until the first of any of the following events occur:

               13.1 Termination on Occurrence of Stated Events: This Agreement will terminate automatically on the occurrence of any of the following events:

                    13.1.1 A two-thirds (2/3) vote of the MKZ Investment Board.

                    13.1.2 Any voluntary or  involuntary  assignment or transfer by either party hereto, without the consent of the other party hereto, of its interest in this venture;

                    13.1.3 A material change in either partys ability to perform under this Agreement for a period of thirty (30) consecutive days.

                    13.1.4 Dissolution, termination of existence, insolvency, business failure, appointment of a receiver, assignment for the benefit of creditors, or the commencement of any proceeding under any bankruptcy or insolvency law by or against either party to this Agreement.

               13.2 Termination for Default: If any party defaults in the performance of this Agreement or materially breaches any of its provisions, the non-breaching party may terminate this Agreement by giving written notification to the breaching party. Said notice of termination shall be effective immediately on receipt of notice by the breaching party, one (1) day after sending the notice by facsimile, or five (5) days after sending the notice by U.S. mail in accordance with this Agreement, whichever occurs first. The party in default shall have twenty-one (21) days after the notice of termination is effective to cure the default. If the default is not cured within said twenty-one (21) days, this Agreement shall automatically terminate. For the purposes of this paragraph, material breach of this Agreement includes, but is not limited to, the following:

                    13.2.1 Any party's material breach of any  representation or agreement contained in this Agreement.

                    13.2.2 Any voluntary or  involuntary  assignment or transfer by either party hereto, without the consent of the other party hereto, of its interest in this venture.

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

               13.3 Mutual Termination: The parties may, at any time, mutually agree to terminate this Agreement.


                                   Winding Up
                                   ----------

     14. Upon termination, the activities of the venture shall be wound up as quickly as reasonably possible, all debts, liabilities and obligations shall be promptly paid, and any excess funds shall be distributed prorata to the venture fund members.

                               General Provisions
                               ------------------

     15. Venture Members Not Agents: This Agreement does not constitute any venture fund member as the agent or legal representative of the other venture fund member for any purpose whatsoever. No venture fund member is granted any express or implied right or authority by any other venture fund member to assume or to create any obligation or responsibility on behalf of, or in the name of, the other venture fund member, or to bind the other venture fund member in any manner or thing whatsoever.

     16. Indemnity: Each venture fund member agrees to defend, indemnify and hold harmless the other venture fund member from and against any and all liabilities, claims and expenses (including without limitation: expert witnesses fees, attorneys fees, damages, causes of action, suits or judgments relating to and/or arising out of the venture fund members performance under this Agreement).

     17.  Notice of Claims:

               17.1 If during the term of this Agreement, any venture fund member shall have reason to believe there may be a claim against itself or the other venture fund member pertaining to any transaction growing out of this Agreement, it shall notify the other venture fund member in writing within ten (10) days after it knows, or has reason to know, the basis of any such claim.

               17.2 Failure to give the notice prescribed by Item 17.1 shall relieve the other venture fund member from any and all liability on any claim pertaining to any transaction growing out of this Agreement.

               17.3 The provisions of this section shall survive the termination of any other provisions of this Agreement.

     18. Law: This Agreement shall be governed by and construed in accordance with the laws of the State of --- California without regard to conflict of laws provisions.

     19. Attorneys' Fees: If this Agreement gives rise to a lawsuit or other legal proceeding between any of the parties hereto, the prevailing party shall be entitled to recover court costs, necessary disbursements (including without limitation expert witnesses' fees) and reasonable attorneys' fees, in addition to any other relief such party may be entitled. This provision shall be construed as applicable to the entire contract.

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

     20. Injunctive Relief: Venture fund members hereby agree the subject matter of this Agreement is unique, unusual and extraordinary in nature such that it has a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at Law. Therefore, each venture fund member expressly agrees that the other venture fund member, in addition to any other rights or remedies which the other venture fund member may possess, shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of this Agreement by a venture fund member.

     21. Binding on Heirs: This Agreement shall be binding on and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of the venture fund members.

     22. Jurisdiction/Venue: If any dispute arises out of this Agreement, it is agreed that jurisdiction and venue shall lie exclusively in a competent court in the County of San Diego, California, U.S.A.

     23. Entire Agreement/Modification: This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof, and no other agreement, statement, or promise relating to the subject matter of this Agreement which is not contained herein shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing.

     24. Assignment: No venture fund member shall have the right to assign any right or interest arising under this Agreement without the prior written consent of the other venture fund member.

     25. Severability: If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

     26. Waiver: The waiver by any party of any breach of a provision of this Agreement by the other party shall not constitute a continuing waiver or a waiver of any subsequent breach of the same or of a different provision of this Agreement. Except as otherwise specifically provided in this Agreement, nothing contained herein shall be deemed to restrict or prevent any party from exercising legal or equitable rights or from pursuing legal or equitable remedies in connection herewith.

     27. Notices and Requests: Except as otherwise provided herein, any notice, demand, or request required or permitted to be given hereunder shall be in writing and shall be deemed effective seventy-two (72) hours after having been sent via facsimile to the addressee at the office set forth in the first paragraph of this Agreement.

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

     28. Section Headings: The headings of the paragraphs of this Agreement have been set forth for convenience only and are not intended to influence the interpretation of this Agreement.

     29. Construction: Each party cooperated in the drafting of this Agreement. If any construction is to be made of any provision of this Agreement, it shall not be construed against either party on the ground such party was the drafter of the Agreement or any particular provision.

     30.  Time is Of The Essence: Time is of the essence in this Agreement.

     31. Entity Authorization: Each signatory of this Agreement represents and warrants that this Agreement and the undersigneds execution of this Agreement has been duly authorized and approved by the corporations Board of Directors, if necessary, or the governing board of the entity, if necessary. The undersigned officers and representatives of the entities executing this Agreement on behalf of the entities represent and warrant they possess full authority to execute this Agreement on behalf of the entities.

     32. Execution By Facsimile: This Agreement may be executed by the parties and transmitted by facsimile. A facsimile signature of a party shall be binding as an original. If a party sends a copy of the Agreement or part thereof with that partys signature by facsimile, that party shall promptly send the original by first class mail.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


THE McKENNA GROUP                       ZIASUN TECHNOLOGIES, INC.
-----------------                       -------------------------



By: /s/  Greoff Mott                    By: /s/ Allen D. Hardman
-----------------------------           ----------------------------------------
Geoff Mott                              Allen D. Hardman
Its:  Managing Fund Member              Its: President & Chief Executive Officer



                                        By: /s/ Scott D. Elder
                                        ----------------------------------------
                                        D. Scott Elder
                                        Its: Chairman


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